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PROXY                         UNISON SOFTWARE, INC.                       PROXY
    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 1997

      The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Don H. Lee and Richard J. Armitage, and each of them, attorney or attorneys of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of Unison Software, Inc. (the "Company"), to be held at The Embassy Suites Hotel, 2885 Lakeside Drive, Santa Clara, California on December 8, 1997 at 9:30 a.m. and any adjourned or postponed sessions thereof, and to vote and act upon the following matters in respect of all shares of stock of the Company that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

      Attendance of the undersigned at the meeting or at any adjourned or postponed sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned is not the registered direct holder of his or her shares, the undersigned must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE
     UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES
                      SHALL VOTE "FOR" PROPOSAL 1.

   This proxy is solicited on behalf of the Board of Directors of the Company.

               PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN
                       PROMPTLY IN ENCLOSED ENVELOPE.
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DETACH CARD                                                          DETACH CARD

                             UNISON SOFTWARE, INC.

Dear Stockholder:

      Please take note of the important information enclosed with this Proxy Ballot. You are encouraged to read carefully the enclosed proxy materials.

      Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

      Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

      Your vote must be received prior to the Special Meeting of Stockholders on December 8, 1997.

      Thank you in advance for your prompt consideration of these matters.

      Sincerely,

      Unison Software, Inc.

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                                                            PLEASE MARK
                                                            YOUR VOTES AS    /X/
                                                            INDICATED IN
                                                            THIS EXAMPLE

Please sign this Proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capcity in which they sign, and, where more than one name appears, a majority must sign. If a corporation, this signature should be that of any authorized officer, who should state his or her title.


1. To adopt and approve the Agreement and           FOR     AGAINST     ABSTAIN
   Plan of Merger dated as of September 12,
   1997, as amended, among International            / /       / /         / /
   Business Machines Corporation, New
   Orchard Corp., and Unison Software, Inc.


                                       IN THEIR DISCRETION, THE PROXIES ARE
                                       AUTHORIZED TO VOTE UPON SUCH OTHER
                                       BUSINESS AS MAY PROPERLY COME BEFORE THE
                                       SPECIAL MEETING OR ANY ADJOURNMENTS OR
                                       POSTPONEMENTS THEREOF.

                                       A VOTE FOR PROPOSAL 1 IS RECOMMENDED BY
                                       THE BOARD OF DIRECTORS.

                                       RECORD DATE SHARES:

SIGNATURE__________________DATE________  SIGNATURE__________________DATE________
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